US-DOCS\148350726.5 THE BEAUTY HEALTH COMPANY AMENDED AND RESTATED EXECUTIVE SEVERANCE PLAN The Beauty Health Company (the “Company”), has adopted this The Beauty Health Company Amended and Restated Executive Severance Plan, including the attached Exhibits (the “Plan”), effective as of April 5, 2024 (the “Effective Date”), for the benefit of Participants (as defined below) on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to provide severance protections to a select group of management or highly compensated employees (within the meaning of ERISA (as defined below)) in connection with qualifying terminations of employment. This Plan amends and restates in its entirety The Beauty Health Company Executive Severance Plan. 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth below: 1.1 “Annual Bonus” means, with respect to any Participant, the annual cash performance bonus that would, absent the Participant’s termination, otherwise have been paid to the Participant with respect to the calendar year in which the Date of Termination occurs, based on the attainment of applicable performance goals for such year, as determined in accordance with the annual incentive plan set by the Company. 1.2 “Base Salary” means, with respect to any Participant, the Participant’s annual base salary rate in effect immediately prior to a Qualifying Termination. 1.3 “Board” means the Board of Directors of the Company. 1.4 “Cause” means, with respect to any Participant, the occurrence of any one or more of the following events: (a) the Participant has engaged in an act of dishonesty, theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information, or has breached a fiduciary duty, law, rule, regulation or policy or procedure of the Company (including but not limited to policies and procedures pertaining to harassment and discrimination); (b) the Participant’s commission of, or plea of guilty or nolo contendere to, any crime or offense (other than minor traffic violations or similar offenses), or any act by the Participant constituting a felony; (c) the Participant’s gross or repeated neglect of, or repeated or willful failure to perform, his or her duties to the Company, or the Participant’s history of substandard performance, if such substandard performance is not cured to the satisfaction of the Board, the Chief Executive Officer of the Company (the “CEO”), and/or the Participant’s manager within ten (10) days following notice to the Participant; (d) the Participant has breached any of the provisions of any employment, confidentiality, restrictive covenant or other agreement between the Participant and the Company or an affiliate thereof;

2 US-DOCS\148350726.5 (e) actions by the Participant involving malfeasance or gross negligence in the performance of, the Participant’s duties; (f) the Participant’s failure or refusal to perform the Participant’s duties to the Company on an exclusive and full-time basis if such failure to perform the Participant’s duties is not cured to the satisfaction of the Board, the CEO, and/or the Participant’s manager (as applicable) within ten (10) days following notice to the Participant; (g) the Participant’s willful violation of any material rule, regulation, or policy of the Company or the Board (or such Participant’s manager) applicable to similarly-situated employees of the Company generally, including, without limitation, rules, regulations, or policies addressing confidentiality, non-solicitation or non-competition, if such violation is not cured to the satisfaction of the Board, the CEO, and/or the Participant’s manager (as applicable) within ten (10) days following notice to the Participant; (h) the Participant’s use of alcohol or illicit drugs in a manner that has or would reasonably be expected to have a detrimental effect on the Participant’s performance, the Participant’s duties to Company, or the reputation of the Company or its affiliates; or (i) the Participant’s performance of acts which are or could reasonably be expected to become materially detrimental to the image, reputation, finances or business of the Company or any of its affiliates, including but limited to the Participant’s commission of unlawful harassment or discrimination. For purposes of the foregoing definition of Cause, no act or failure to act by a Participant shall be deemed willful or intentional if performed in good faith and with the reasonable belief that the action or inaction was in the best interests of the Company and its affiliates. 1.5 “Change in Control” shall have the meaning set forth in the Company’s 2021 Incentive Award Plan, as may be amended from time to time, or any successor equity incentive plan established by the Company. 1.6 “CIC Protection Period” means the period beginning on (and including) the date on which a Change in Control is consummated and ending on (and including) the twelve (12)-month anniversary thereof. 1.7 “CIC Termination” means a Qualifying Termination which occurs during the CIC Protection Period. 1.8 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985. 1.9 “COBRA Period” means, with respect to any Participant, the number of months following the Participant’s Date of Termination during which the Participant is entitled to COBRA Benefits, as determined in accordance with Exhibit A or Exhibit B, as applicable, attached hereto (based on the Participant’s Severance Classification). 1.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

3 US-DOCS\148350726.5 1.11 “Committee” means the Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan. 1.12 “Date of Termination” means the effective date of the termination of the Participant’s employment. 1.13 “Employee” means an individual who is an employee (within the meaning of Code Section 3401(c)) of the Company or any of its subsidiaries. 1.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. 1.15 “Good Reason” means, with respect to any Participant and without the Participant’s written consent, the occurrence of any one or more of the following events: (a) a material reduction in the Participant’s Base Salary or Target Bonus except in connection with across-the-board salary reductions (and corresponding target bonus reductions) imposed on substantially all of the Company’s senior executives not to exceed, in the aggregate, ten percent (10%) during any twelve (12)-month period; (b) the relocation of the Participant’s principal place of employment to a location that is greater than fifty (50) miles from the Participant’s principal place of employment as of the date on which he or she becomes a Participant in the Plan if that relocation increases the Participant’s commute by fifty (50) miles or more; or (c) a material reduction in the Participant’s title, duties or responsibilities to the Company (other than during a period of physical or mental incapacity, and specifically not to include any change in Participant’s title, duties or responsibilities as a result of any Change in Control or any other transaction that does not qualify as a Change in Control). Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (1) the Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within thirty (30) days after the date of the occurrence of any event that the Participant knows or reasonably should have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of the Participant’s termination for Good Reason occurs no later than sixty (60) days after the expiration of the Company’s cure period. 1.16 “Participant” means each Employee with a title of Senior Director or higher who is selected by the Administrator (or designee thereof in accordance with Section 3 hereof) to participate in the Plan and is provided with (and, if applicable, countersigns) a Participation Notice in accordance with Section 13.2 hereof, other than any Employee who, at the time of his or her termination of employment, is covered by an employment or other individual agreement with the Company or a subsidiary thereof that provides for cash severance or termination benefits. For the avoidance of doubt, retention bonus payments, change in control bonus payments and other similar payments shall not constitute “cash severance” for purposes of this definition.

4 US-DOCS\148350726.5 1.17 “Prior-Year Bonus” means, with respect to any Participant, the Participant’s earned but unpaid annual cash performance bonus, if any, for the Company’s fiscal year ending immediately prior to the fiscal year in which the Date of Termination occurs. For clarity, if the Date of Termination occurs on or after the date on which the Company pays annual cash performance bonuses for the Company’s fiscal year ending immediately prior to the fiscal year in which the Date of Termination occurs, then there shall be no Prior-Year Bonus. 1.18 “Pro-Rata Target Bonus” means, with respect to any Participant, a pro-rated portion of the Participant’s Target Bonus amount for the year in which the Date of Termination occurs, determined by multiplying the Participant’s Target Bonus for the calendar year in which the Date of Termination occurs by a fraction, the numerator of which equals the number of days during which the Participant was employed by the Company or its subsidiaries during the calendar year in which the Date of Termination occurs and the denominator of which equals 365 or 366 (as applicable). 1.19 “Pro-Rata Annual Bonus” means, with respect to any Participant, a pro-rated portion of the Participant’s Annual Bonus for the year in which the Date of Termination occurs, determined by multiplying the Participant’s Annual Bonus for the calendar year in which the Date of Termination occurs by a fraction, the numerator of which equals the number of days during which the Participant was employed by the Company or its subsidiaries during the calendar year in which the Date of Termination occurs and the denominator of which equals 365 or 366 (as applicable). 1.20 “Qualifying Termination” means a termination of the Participant’s employment with the Company or a subsidiary thereof, as applicable, (a) by the Company or such subsidiary, as applicable, without Cause or (b) by the Participant for Good Reason. Notwithstanding anything contained herein, in no event shall a Participant be deemed to have experienced a Qualifying Termination if, (a) if such Participant is offered and/or accepts a comparable employment position with the Company or any subsidiary, or (b) if in connection with a Change in Control or any other corporate transaction or sale of assets involving the Company or any subsidiary, such Participant is offered and accepts a comparable employment position with the successor or purchaser entity (or an affiliate thereof), as applicable. A Qualifying Termination shall not include a termination due to the Participant’s death or disability. 1.21 “Severance Benefits” means, collectively, the Prior-Year Bonus, the Cash Salary Severance, the Pro-Rata Target Bonus, the Pro-Rata Annual Bonus, and the COBRA Benefits to which a Participant may become entitled pursuant to the Plan. 1.22 “Severance Classification” means, with respect to any Participant, his or her designation as a “Tier 1,” “Tier 2” or “Tier 3” Participant in the Plan. 1.23 “Severance Period” means, with respect to any Participant, in the event of a Qualifying Termination (other than a CIC Termination), the number of months following the Participant’s Date of Termination during which the Participant is entitled to the Cash Salary Severance, as determined in accordance with Exhibit A attached hereto (based on the Participant’s Severance Classification).

5 US-DOCS\148350726.5 1.24 “Target Bonus” means, with respect to any Participant, the Participant’s target annual cash performance bonus, if any, for the year in which the Date of Termination occurs. For the avoidance of doubt, with respect to any Participant who is not eligible to receive an annual cash performance bonus as part of his or her annual compensation, such Participant’s Target Bonus shall be equal to zero. 2. Effectiveness of the Plan; Notification. The Plan shall become effective on the date on which it is adopted by the Board. The Administrator shall, pursuant to a Participation Notice, notify each Participant that such Participant has been selected to participate in the Plan and of such Participant’s Severance Classification. 3. Administration. Subject to Section 13.4 hereof, the Plan shall be interpreted, administered and operated by the Committee (the “Administrator”), which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate (other than to any Participant in the Plan). All decisions, interpretations and other actions of the Administrator (including with respect to whether a Qualifying Termination has occurred) shall be final, conclusive and binding on all parties who have an interest in the Plan. 4. Severance Benefits. 4.1 Eligibility. Each Employee who qualifies as a Participant and who experiences a Qualifying Termination is eligible to receive Severance Benefits under the Plan. 4.2 Qualifying Termination Payment. In the event that a Participant experiences a Qualifying Termination (other than a CIC Termination), then, subject to Section 4.6 hereof and further subject to the Participant’s execution of a Release that becomes effective and irrevocable in accordance with Section 4.4 hereof, and subject to any additional requirements specified in the Plan, the Company shall pay or provide to the Participant the following Severance Benefits: (a) Prior-Year Bonus. The Company shall pay to the Participant an amount equal to the Participant’s Prior-Year Bonus, payable within seventy (70) days following the Date of Termination; provided, that if the aggregate period during which the Participant is entitled to consider and/or revoke the Release spans two calendar years, the Prior-Year Bonus shall be paid in the second (2nd) such calendar year. (b) Cash Salary Severance. (i) Subject to Section 4.2(b)(ii), the Company shall pay to the Participant an amount equal to the amount determined in accordance with Exhibit A attached hereto (based on the Participant’s Severance Classification) (the “Cash Salary Severance”). Subject to Section 6.2 hereof, the Cash Salary Severance (as set forth on Exhibit A) shall be paid to the Participant in accordance with the Company’s usual payroll periods during the Severance Period (as set forth on Exhibit A and based on the Participant’s Severance Classification) commencing on the Date of Termination; provided, that no such payments shall be made prior to the date on which the Release becomes

6 US-DOCS\148350726.5 effective and irrevocable and, if the aggregate period during which the Participant is entitled to consider and/or revoke the Release spans two calendar years, no payments under this Section 4.2(b) shall be made prior to the beginning of the second (2nd) such calendar year (and any such payments otherwise payable prior thereto (if any) shall instead be paid on the first (1st) regularly scheduled Company payroll date in the second (2nd) such calendar year). (ii) Notwithstanding anything in Section 4.2(b)(i) to the contrary, in the event that, as of the Participant’s Date of Termination, the Participant had been in continuous employment with the Company and its subsidiaries for less than one year, then (x) the Cash Salary Severance payable to the Participant pursuant to Section 4.2(b)(i) shall equal (x) the Cash Salary Severance that would otherwise be payable to the Participant pursuant to Section 4.2(b)(i) above (had the Participant been employed by the Company and its subsidiaries for at least one year) multiplied by (y) the greater of (a) one-half (1/2), and (b) a fraction, the numerator of which equals the number of days during which the Participant was employed by the Company or its subsidiaries during the calendar year in which the Date of Termination occurs and the denominator of which equals 365 or 366 (as applicable); and (y) the Severance Period used for purposes of determining when the Cash Salary Severance (as reduced pursuant to the foregoing clause (x)) is paid to the Participant in accordance with Section 4.2(b)(i) shall be a number of weeks following the Date of Termination equal to the number of weeks of Base Salary that the Participant receives as such reduced Cash Salary Severance (rounded up to the nearest whole week). (c) Pro-Rata Bonus. (i) In the event the Participant’s Date of Termination occurs on or prior to March 31st of the calendar year in which the Date of Termination occurs, the Company shall pay to the Participant an amount equal to his or her Pro-Rata Target Bonus, payable within seventy (70) days following the Date of Termination; provided, that if the aggregate period during which the Participant is entitled to consider and/or revoke the Release spans two calendar years, the Pro-Rata Target Bonus will be paid in the second (2nd) such calendar year. (ii) In the event the Participant’s Date of Termination occurs after March 31st of the calendar year in which the Date of Termination occurs, the Company shall pay to the Participant an amount equal to his or her Pro-Rata Annual Bonus, payable at such time as annual bonuses are paid generally to the Company’s similarly-situated employees for the applicable calendar year, but in no event later than March 15th of the calendar year following the calendar year in which the Date of Termination occurs. (d) COBRA. Subject to the Participant’s valid election to continue health care coverage under Section 4980B of the Code, to the extent that the Participant is eligible to do so, then the Company shall reimburse the Participant for the Participant and the Participant’s eligible dependents with coverage under its group health plans at the same levels and at the same cost to Participant as would have applied if the Participant’s employment had not been terminated based on Participant’s elections in effect on the Date of Termination until the earlier of the end of the month during which the Participant’s COBRA Period (as determined in accordance with Exhibit A

7 US-DOCS\148350726.5 attached hereto and based on the Participant’s Severance Classification) ends or the date the Participant becomes covered by a group health insurance program provided by a subsequent employer (the “COBRA Benefits”). Notwithstanding the foregoing, (i) if any plan pursuant to which the COBRA Benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover the Participant under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company reimbursement shall thereafter be paid to the Participant in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof). 4.3 CIC Termination Payment. In the event that a Participant experiences a CIC Termination, then, subject to Section 4.6 hereof and further subject to the Participant’s execution of a Release that becomes effective and irrevocable in accordance with Section 4.4 hereof, and subject to any additional requirements specified in the Plan, then the Company shall pay or provide to the Participant, as applicable, the Severance Benefits set forth in Sections 4.2(a)-(d) hereof; provided, however, that the amount of the Cash Salary Severance (which, for clarity, shall remain subject to reduction (if any) as set forth in Section 4.2(b)(ii) above) and the COBRA Period shall be determined in accordance with Exhibit B attached hereto (instead of in accordance with Exhibit A) based on the Participant’s Severance Classification; provided further, that the Cash Salary Severance shall be paid in a single cash lump sum amount within seventy (70) days following the Date of Termination (and if the aggregate period during which the Participant is entitled to consider and/or revoke the Release spans two calendar years, the Cash Salary Severance shall be paid in the second (2nd) such calendar year). 4.4 Release. Notwithstanding anything herein to the contrary, no Participant shall be eligible or entitled to receive or retain any Severance Benefits under the Plan unless he or she executes a general release of claims in a form prescribed by the Company (the “Release”) that becomes effective and irrevocable no more than sixty (60) days after the Date of Termination. 4.5 Reserved. 4.6 Non-U.S. Employees. Notwithstanding anything in the Plan to the contrary, any Participant that resides outside of the United States (each, a “Non-U.S. Participant”) and is entitled to receive severance, notice or similar termination payments and/or benefits under the laws of his or her country of residence upon his or her termination of employment with the Company and its subsidiaries (collectively, “Statutory Severance”) and that becomes eligible to receive Severance Benefits under the Plan shall be entitled to receive either (i) the payments and benefits described in Section 4.2 or 4.3 above, as applicable, or (ii) such Non-US Participant’s Statutory Severance, whichever is greater. 5. Limitations. Notwithstanding any provision of the Plan to the contrary, if a Participant’s status as an Employee is terminated for any reason other than due to a Qualifying

8 US-DOCS\148350726.5 Termination, the Participant shall not be entitled to receive any Severance Benefits under the Plan, and the Company shall not have any obligation to such Participant under the Plan. 6. Section 409A. 6.1 General. To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Administrator determines that any payments or benefits under the Plan may not be either compliant with or exempt from Code Section 409A and related Department of Treasury guidance, the Administrator may in its sole discretion adopt such amendments to the Plan or take such other actions that the Administrator determines are necessary or appropriate to (a) exempt the compensation and benefits payable under the Plan from Code Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (b) comply with the requirements of Code Section 409A and related Department of Treasury guidance; provided, however, that this Section 6.1 shall not create any obligation on the part of the Administrator to adopt any such amendment or take any other action, nor shall the Company have any liability for failing to do so. 6.2 Potential Six-Month Delay. Notwithstanding anything to the contrary in the Plan, no amounts shall be paid to any Participant under the Plan during the six (6)-month period following such Participant’s “separation from service” (within the meaning of Code Section 409A(a)(2)(A)(i) and Treasury Regulation Section 1.409A-1(h)) to the extent that the Administrator determines that paying such amounts at the time or times indicated in the Plan would result in a prohibited distribution under Code Section 409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Participant shall receive payment of a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six (6)-month period without interest thereon. 6.3 Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service”. 6.4 Reimbursements. To the extent that any payments or reimbursements provided to a Participant under the Plan are deemed to constitute compensation to the Participant to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31st of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one (1) year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Participant’s right to such payments or

9 US-DOCS\148350726.5 reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit. 6.5 Installments. For purposes of applying the provisions of Code Section 409A to the Plan, each separately identified amount to which a Participant is entitled under the Plan shall be treated as a separate payment. In addition, to the extent permissible under Code Section 409A, the right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii). Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. 7. Limitation on Payments. 7.1 Best Pay Cap. Notwithstanding any other provision of the Plan, in the event that any payment or benefit received or to be received by a Participant (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement) (all such payments and benefits, including the Severance Benefits, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Code Section 280G in any other plan, arrangement or agreement, the cash Severance Benefits under the Plan shall first be reduced, and any non-cash Severance Benefits hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (a) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). 7.2 Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (a) no portion of the Total Payments, the receipt or retention of which the Participant has waived at such time and in such manner so as not to constitute a “payment” within the meaning of Code Section 280G(b), will be taken into account; (b) no portion of the Total Payments will be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Code Section 280G(b)(2) (including by reason of Code Section 280G(b)(4)(A)) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Code Section 280G(b)(4)(B), in excess of the “base amount” (as defined in Code Section 280G(b)(3)) allocable to such reasonable compensation; and (c) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Code Sections 280G(d)(3) and (4).

10 US-DOCS\148350726.5 8. No Mitigation. No Participant shall be required to seek other employment or attempt in any way to reduce or mitigate any Severance Benefits payable under the Plan and the amount of any such Severance Benefits shall not be reduced by any other compensation paid or provided to any Participant following such Participant’s termination of service. 9. Successors. 9.1 Company Successors. The Plan shall inure to the benefit of and shall be binding upon the Company and its successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan. 9.2 Participant Successors. The Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant dies while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant’s estate. 10. Notices. All communications relating to matters arising under the Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed, emailed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company or to such other address as the Participant may have furnished to the other in writing in accordance herewith and, if to the Company, to such address as may be specified from time to time by the Administrator, except that notice of change of address shall be effective only upon actual receipt. 11. Claims Procedure; Arbitration. 11.1 Claims. Generally, Participants are not required to present a formal claim in order to receive benefits under the Plan. If, however, any person (the “Claimant”) believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to the Plan, the Claimant must file a formal claim, in writing, with the Administrator. This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Administrator determines, in its sole discretion that it does not have the power to grant all relief reasonably being sought by the Claimant. A formal claim must be filed within ninety (90) days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator consents otherwise in writing. The Administrator shall provide a Claimant, on request, with a copy of the claims procedures established under Section 11.2 hereof. 11.2 Claims Procedure. The Administrator has adopted procedures for considering claims (which are set forth in Exhibit C attached hereto), which it may amend or modify from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. These procedures may provide that final and binding arbitration shall be the ultimate means of contesting

11 US-DOCS\148350726.5 a denied claim (even if the Administrator or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under the Plan is contingent on a Claimant using the prescribed claims and arbitration procedures to resolve any claim. 12. Covenants. 12.1 Restrictive Covenants. A Participant’s right to receive and/or retain the Severance Benefits payable under this Plan is conditioned upon and subject to the Participant’s continued compliance with any restrictive covenants (e.g., confidentiality, non-solicitation, non-competition, non-disparagement) contained in any other written agreement between the Participant and the Company, as in effect on the date of the Participant’s Qualifying Termination. 12.2 Return of Property. A Participant’s right to receive and/or retain the Severance Benefits payable under the Plan is conditioned upon the Participant’s return to the Company of all Company documents (and all copies thereof) and other Company property (in each case, whether physical, electronic or otherwise) in the Participant’s possession or control. 13. Miscellaneous. 13.1 Entire Plan; Relation to Other Agreements. The Plan, together with any Participation Notice issued in connection with the Plan, contains the entire understanding of the parties relating to the subject matter hereof and supersedes any prior agreement, arrangement and understanding between any Participant, on the one hand, and the Company and/or any subsidiary, on the other hand, with respect to the subject matter hereof. Severance Benefits payable under the Plan are not intended to duplicate any other severance benefits payable to a Participant by the Company. By participating in the Plan and accepting the Severance Benefits hereunder, the Participant acknowledges and agrees that any prior agreement, arrangement and understanding between any Participant, on the one hand, and the Company and/or any subsidiary, on the other hand, with respect to the subject matter hereof is hereby revoked and ineffective with respect to the Participant. 13.2 Participation Notices. The Administrator shall have the authority, in its sole discretion, to select Employees to participate in the Plan, designate any such Employee’s Severance Classification, and to provide written notice to any such Employee that he or she is a Participant in, and eligible to receive Severance Benefits under, the Plan (a “Participation Notice”) at or any time prior to his or her termination of employment. Notwithstanding the foregoing or anything to the contrary in the Plan, no Employee may be designated as a “Tier 2” or “Tier 3” Participant in the Plan on or after March 1, 2024, all Employees designated as Participants in the Plan shall be “Tier 1” Participants. For clarity, the preceding sentence shall not affect the Severance Classification of Participants who were designated as “Tier 2” or “Tier 3” Participants prior to March 1, 2024. 13.3 No Right to Continued Service. Nothing contained in the Plan shall (a) confer upon any Participant any right to continue as an employee of the Company or any subsidiary, (b) constitute any contract of employment or agreement to continue employment for any particular period, or (c) interfere in any way with the right of the Company to terminate a service relationship with any Participant, with or without Cause.

12 US-DOCS\148350726.5 13.4 Termination and Amendment of Plan. Prior to the consummation of a Change in Control, the Plan may be amended or terminated by the Administrator at any time and from time to time, in its sole discretion. For a period of twelve (12) months from and after the consummation of a Change in Control, the Plan may not be amended, modified, suspended or terminated except with the express written consent of each Participant who would be adversely affected by any such amendment, modification, suspension or termination. After the expiration of such -twelve (12) month period, and subject to Section 2 hereof, the Plan may again be amended or terminated by the Administrator at any time and from time to time, in its sole discretion (provided, that no such amendment or termination shall adversely affect the rights of any Participant who has experienced a Qualifying Termination on or prior to such amendment or termination). 13.5 Survival. Section 7 (Limitation on Payments), Section 11 (Claims Procedure; Arbitration) and Section 12 (Covenants) hereof shall survive the termination or expiration of the Plan and shall continue in effect. 13.6 Severance Benefit Obligations. Notwithstanding anything contained herein, Severance Benefits paid or provided under the Plan may be paid or provided by the Company or any subsidiary employer, as applicable. 13.7 Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance Benefits payable under the Plan. 13.8 Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative. 13.9 Applicable Law. The Plan is intended to be an unfunded “top hat” pension plan within the meaning of U.S. Department of Labor Regulation Section 2520.104-23 and shall be interpreted, administered, and enforced as such in accordance with ERISA. To the extent that state law is applicable, the statutes and common law of the State of Delaware, excluding any that mandate the use of another jurisdiction’s laws, will apply. 13.10 Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect. 13.11 Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions. 13.12 Expenses. The expenses of administering the Plan shall be borne by the Company or its successor, as applicable.

13 US-DOCS\148350726.5 13.13 Unfunded Plan. The Plan shall be maintained in a manner to be considered “unfunded” for purposes of ERISA. The Company shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor against the Company, with respect to the benefits payable hereunder, or which may be payable hereunder, to any Participant, surviving spouse or beneficiary hereunder. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with the Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under the Plan, nor shall such person have any right to receive any payment under the Plan except as and to the extent expressly provided in the Plan. The assets in any such reserve or fund shall be part of the general assets of the Company, subject to the control of the Company. * * * * *

US-DOCS\148350726.5 EXHIBIT A CALCULATION OF NON-CHANGE IN CONTROL SEVERANCE AMOUNTS Severance Classification Cash Salary Severance COBRA Period Severance Period Tier 1 12 months of Base Salary 12 months 12 months Tier 2 9 months of Base Salary 9 months 9 months Tier 3 3 months of Base Salary 3 months 3 months

US-DOCS\148350726.5 EXHIBIT B CALCULATION OF CHANGE IN CONTROL SEVERANCE AMOUNTS Severance Classification Cash Salary Severance COBRA Period Tier 1 1. 12 months of Base Salary 2. 100% Target Bonus 12 months Tier 2 1. 9 months of Base Salary 2. 100% Target Bonus 9 months Tier 3 1. 3 months of Base Salary 2. 25% Target Bonus 3 months